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                                                                  EXHIBIT 10.3.3


                       THIRD AMENDMENT TO LEASE AGREEMENT
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     THIS THIRD AMENDMENT TO LEASE AGREEMENT made this    12th    day of
                                                       ----------
   October  , 1995, by and between Pickering Acquisition Associates (hereinafter
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called "Landlord") and U.S. Bioscience, Inc., (hereinafter called "Tenant").

                                   WITNESSETH

     WHEREAS Landlord and Tenant are parties to a Lease Agreement dated June 15, 1992, such lease as previously amended and amended hereby (hereinafter called "Lease"); and

     WHEREAS Landlord and Tenant mutually desire to extend the term of the Lease; and

     WHEREAS the term of the lease shall be extended in accordance with the terms, conditions and provisions as outlined herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Lease is hereby amended to extend the Term of the Lease for an additional period of three (3) years commencing July 1, 1995 and continuing through June 30, 1998 (the "Extended Term").

     2. The Annual Fixed Rent during the Extended Term shall be One Hundred Twenty Six Thousand, Six Hundred Dollars ($126,600) payable in equal monthly installments of Ten Thousand Five Hundred Fifty Dollars ($10,550) commencing on July 1, 1995 and continuing for a period of two (2) years, through June 30, 1997. Then Annual Fixed Rent during the third year of the Extended Term shall be based on the formula set forth in Paragraph 4 below.

     3. Tenant shall have the option to extend the Term of this Lease for one additional period
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of two (2) years (such additional period, the "Extension Period") provided that
a) there is not in existence at the expiration of the Extended Term of this Lease an event of default hereunder or event or circumstance which, with the giving of notice or the passage of time, or both, would constitute a default hereunder and b) Tenant gives Landlord written notice of its intent to exercise such option, at least one hundred eighty (180) days prior to the expiration of the extended Term (the "Option Notice"). During the Extension Period, all other terms, conditions and provisions of this Lease, except rent as provided for below and as otherwise contained in this Amendment, shall be applicable. In the event Tenant fails to give the Option Notice to Landlord, as aforesaid, this Lease and all Tenant's rights to possession of the Leased Premises hereunder, shall expire at midnight on the last day of the Extended Term. During each year of the Extension Period, Tenant shall pay Annual Fixed Rent in accordance with Paragraph 4 below, as well as all additional rent required to be paid during the Extended Term of this Lease, all at the times and places provided for during the Extended Term.

     4. Commencing on the first day of (i) the third year of the Extended Term of this Lease, (ii) the first and second year of the Extension Period of this Lease and (iii) any Renewal Period (as hereafter defined) (any a "Rent Adjustment Date") and continuing until the expiration thereof, the Annual Fixed Rent shall be an amount equal to the product obtained by multiplying the Annual Fixed Rent during the first year of the Extended Term ($126,600) by a fraction, the numerator of which shall be the Consumer Price Index (Consumer Price Index for Urban Wage Earners and Clerical Workers US City Average Rent Series C-1 (1982-1984 = 100) as published by the United States Department of Labor ) for the fourth month prior to the applicable Rent Adjustment Date and the denominator of which shall be the same index for the month of April, 1995, except that the annual fixed rent as adjusted shall increase not less than 3% per year nor more than 5% per
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year. In the event the Department of Labor changes the base period used in computing the aforesaid index, an adjustment shall be made to reflect the intent of the parties hereto to provide for rental increases which relate to United States governmental financial indices. If, for any reason, the aforesaid index shall be discontinued, another appropriate financial index published by a United States governmental agency or by a reputable financial institution shall be used. If the parties cannot mutually agree upon a financial index to be used, the same shall be determined by the chairman of the Department of Economics, West Chester University, West Chester, Pennsylvania.

     5. In the event Tenant exercises its option to extent the Term of this Lease pursuant to Paragraph 3 above, and the Term is so extended, the Term of this Lease shall be further extended for successive one (1) year periods (each a "Renewal Period") upon the same terms, conditions and provisions in force immediately prior to the end of the Extension Period or the then current Renewal Period, (except for the amount of rent, which shall be calculated as set forth in Paragraph 4 above), unless and until, at least one hundred eighty (180) days prior to the end of the Extension Period, or the then current Renewal Period, as the case may be, Landlord or Tenant gives the other party written notice that it intends to terminate this Lease upon the expiration of the Extension Period or the then current Renewal Period. Notwithstanding any termination of this Lease, Tenant and Landlord acknowledge and agree that all payment and performance obligations, that, by their nature, are intended to survive any such termination shall survive until paid or performed in full by the applicable party.

     6. Landlord will undertake at its sole cost and expense certain improvements, as more particularly defined in Exhibit A, attached hereto, to this Third Amendment to Lease Agreement, to the exterior of the Leased Premises including replacement of windows, removal of wood siding, repainting of exterior and updating building facade and entrance (the "Exterior
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Improvements"). Landlord shall complete the Exterior Improvements as soon as practical after the execution of this Third Amendment to Lease Agreement. Landlord will review the design and schedule for the Exterior Improvements with Tenant prior to commencement of the work.

     7. This Third Amendment to Lease Agreement supersedes and replaces the Second Amendment to Lease Agreement dated February 8, 1995, which is of no further force and effect.

     8. Unless otherwise indicated, the word "Term" shall refer to the stated term of this Lease, as extended, renewed or earlier terminated in accordance with the terms hereof.

     9. All other Terms, Conditions and Provisions of the Lease not inconsistent herewith, are hereby ratified and confirmed.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Landlord and Tenant, by their duly authorized officers, have executed this Third Amendment to Lease Agreement as of the date first above written.

                              PICKERING ACQUISITION ASSOCIATES

                              By its General Partner as follows:
                              PBS Properties, LTD.
                              By its sole General Partner as follows:
                              PBS Properties, Inc.

Attest:
                              /s/ Peter O. Schultz, Jr.
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David M. Boucher, Secretary   Peter O. Schultz, Jr., President


Attest:                       U.S. BIOSCIENCE, INC.
By:                           By:     /s/ Donald O. Brown
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